UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0060
Washington, D.C. 20549	Expires: October 31, 2005
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 20, 2005

EON LABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31333	13-3653818
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1999 Marcus Avenue, Lake Success, NY 11042

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (516) 478-9700

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On February 20, 2005, Eon Labs, Inc., a Delaware corporation (“Eon” or the “Company”), Novartis Corporation, a New York corporation (“Novartis”), Zodnas Acquisition Corp., a Delaware corporation and an indirect wholly owned subsidiary of Novartis (“Merger Sub”), and, solely with respect to its guarantee of Novartis’ and Merger Sub’s obligations thereunder, Novartis AG, a Swiss Company (“Parent”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).  In connection with the execution of the Merger Agreement, Novartis, Santo Holding (Deutschland) GmbH, a German company and Eon’s majority stockholder (“Santo”), and, solely with respect to its guarantee of Novartis’ obligations thereunder, Parent entered into an Agreement for Purchase and Sale of Stock (the “Santo Agreement”), dated as of February 20, 2005, pursuant to which Novartis agreed to purchase, and Santo agreed to sell, all of the 60 million shares of common stock, par value $0.01 per share of the Company (“Company Common Stock”) owned by Santo (the “Santo Shares”, and such transaction the “Santo Purchase”), representing approximately 67.5% of the outstanding shares of Company Common Stock, for €1,300,000 in cash, on the terms and subject to the conditions set forth therein.

Pursuant to the terms of the Merger Agreement, Merger Sub will commence a tender offer (the “Offer”) for all of the outstanding shares of Company Common Stock other than the Santo Shares (the “Public Shares”), at a price equal to $31.00 per share, without interest.  The Offer is not conditioned upon any minimum number of shares being tendered, but is contingent upon the contemporaneous (or immediately subsequent) closing of the Santo Purchase pursuant to the Santo Agreement.  The closing of the Santo Purchase is conditioned on, in addition to certain customary conditions, the closing of the Hexal Purchase (as defined below) and subject to customary regulatory approvals, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Following the completion of the Offer and the purchase of the Santo Shares, if a majority of the Public Shares are purchased in the Offer, any remaining shares of Company Common Stock will be acquired by Merger Sub in a merger (the “Merger”) in which such remaining Public Shares will be converted into the right to receive $31.00 per share in cash.  The Merger Agreement provides that upon consummation of the Offer, the Confidentiality Agreement, dated February 11, 2005 (the “Confidentiality Agreement”), between the Company and Novartis, which currently restricts the ability of Novartis and its affiliates to acquire Public Shares without the prior approval of a majority of the Special Committee (as defined below) and of the Company’s Board of Directors, will be amended to provide that Novartis and its affiliates will be permitted to make acquisitions of Public Shares that are voluntary to the holders of Public Shares (such as by means of legally permissible open market purchases or tender offers), but, prior to February 11, 2006, Novartis and Merger Sub will not be permitted to cause a merger transaction (or other business combination) to be effected which would cancel Public Shares unless (i) a majority of the outstanding Public Shares vote in favor of such a transaction or (ii) Novartis and its subsidiaries, at that time, own at least 90% of the outstanding Company Common Stock; provided, that the consideration to be received by the holders of Public Shares in any such transaction described in (ii) above must be at least equal to $31.00 per Public Share.  Following the completion of the Offer and until the earlier of the consummation of the Merger and February 11, 2006, Novartis and Merger Sub are required to use their reasonable best efforts to keep the Company Common Stock quoted for trading on the NASDAQ National Market unless the Company is no longer required to be registered under the Securities Exchange Act of 1934, as amended, or no longer satisfies NASDAQ’s listing standards (other than standards entirely within the Company’s control).

Following the consummation of the Offer, Bernhard Hampl, Ph.D., Chief Executive Officer and a director of the Company, will serve as Chief Executive Officer of Sandoz U.S., Novartis’ United States generic pharmaceutical business.

A special committee (the “Special Committee”) of independent members of the board of directors of the Company has reviewed the Offer and the Merger on behalf of the Company’s public stockholders.

The Company’s board of directors and the Special Committee have (i) determined by unanimous vote of all their respective members that each of the transactions contemplated under the Merger Agreement, including each of the Offer and the Merger, is fair to and in the best interests of the Company and its stockholders other than Santo, (ii) approved the Santo Purchase, the Offer and the Merger and the Merger Agreement in accordance with Delaware law, and (iii) recommended acceptance of the Offer and adoption of the Merger Agreement by the Company’s stockholders.

In connection with the execution of the Merger Agreement and the Santo Agreement, Novartis AG entered into a Share and Partnership Interest Sale and Transfer Agreement (the “Hexal Agreement”) with Hexal AG (“Hexal”) and the individuals and entities named therein to purchase all of the outstanding shares of Hexal, including shares held directly and indirectly by Dr. Thomas Strüngmann, the Chairman of the Board of Directors of Eon and an indirect significant stockholder of Santo, and Dr. Andreas Strüngmann, an indirect significant stockholder of Santo (the “Hexal Purchase”).

The summary of the Merger Agreement in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the Merger Agreement attached hereto as Exhibit 2.1.  The summary of the Santo Agreement in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the Santo Agreement attached hereto as Exhibit 10.1.  The summary of the Confidentiality Agreement in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the Confidentiality Agreement attached hereto as Exhibit 10.2.

On February 21, 2005, Eon issued a press release, which is filed as Exhibit 99.1 hereto and incorporated by reference herein, announcing, among other things, the execution of the Merger Agreement.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits.

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of February 20, 2005, by and among Novartis Corporation, Zodnas Acquisition Corp., Eon Labs, Inc. and, for the purposes of Section 10.12 only, Novartis AG.

10.1	Agreement for Purchase and Sale of Stock, dated as of February 20, 2005, by and among Novartis Corporation, Santo Holdings (Deutschland) GmbH and, for the purposes of Section 12 only, Novartis AG.

10.2	Confidentiality Agreement, dated as of February 11, 2005, between Eon Labs, Inc. and Novartis Corporation.

99.1	Press Release issued by Eon Labs, Inc. on February 21, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 22, 2005

EON LABS, INC.

By:		/s/ William F. Holt
	Name:	William F. Holt
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
2.1	Agreement and Plan of Merger, dated as of February 20, 2005, by and among Novartis Corporation, Zodnas Acquisition Corp., Eon Labs, Inc. and, for the purposes of Section 10.12 only, Novartis AG.

10.1	Agreement for Purchase and Sale of Stock, dated as of February 20, 2005, by and among Novartis Corporation, Santo Holdings (Deutschland) GmbH and for the purposes of Section 12 only, Novartis AG.

10.2	Confidentiality Agreement dated as of February 11, 2005, between Eon Labs, Inc. and Novartis Corporation.

99.1	Press Release issued by Eon Labs, Inc. on February 21, 2005.